EXHIBIT 3.373
OHIO SECRETARY OF STATE

CHARTER NUMBER: 949250
PROCESSING STATEMENT 08/05/96
ROLL AND FRAME: 5578-1194
CORPORATION:
QHG OF BARBERTON, INC.
DOCUMENT NUMBER                     CODE                      FEE
96072563502                                         ARF                       100.00
03578-1194
009756
RETURN TO: QUORUM HEALTH GROUP, INC.
ATTN J A MARZULLO
103 CONTINENTAL PL
BRENTWOOD TN 37027
TOTAL : 100.000
0495
ARTICLES OF INCORPORATION
(Under Chapter 1701 of the Ohio Revised Code) Profit Corporation
The undersigned, desiring to form a corporation, for profit, under Sections 1701.01 et seq. of the Ohio Revised Code, do hereby state the following:
FIRST. The name of said corporation shall be QHG OF BARBERTON, INC.
SECOND. The place in Ohio where its principal office is to be located is City of Columbus, Franklin County, Ohio.
THIRD. The purpose(s) for which this corporation is formed is: To engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 et seq. of the Ohio Revised Code, as now in effect or hereafter amended.

FOURTH. The number of shares which the corporation is authorized to have outstanding is: (Please state whether shares are common or preferred, and their par value, if any: Shares will be recorded as common with no par value unless otherwise indicated.)
The authorized number of shares of the Corporation is 1,000 of $1.00 par value Common stock.
IN WITNESS WHEREOF, we have hereunto subscribed our names, this 19th day of July 1996

By	/s/ Gayle Jenkins
Name:	Gayle Jenkins, Sole Incorporator

By:

Name:	Incorporator

By:

Name:	Incorporator

Print or type Incorporators’ names below their signatures.
INSTRUCTIONS
1. The minimum fee for filing Articles of Incorporation for a profit corporation is $85.00. If Article Fourth indicates more than 850 shares of stock authorized, please see Section 111.16 (A) of the Ohio Revised Code or contact the Secretary of State’s office (614-466-3910) to determine the correct fee.
2. Articles will be returned unless accompanied by an Original Appointment of Statutory Agent. Please see Section 1701.07 of the Ohio Revised Code:
Prescribed by
BOB TAFT Secretary of State
30 East Broad Street, 14th Floor
Columbus, Ohio 43266-0418
ORIGINAL APPOINTMENT OF STATUTORY AGENT
The undersigned, being at least a majority of the incorporators of QHG OF BARBERTON, INC. hereby appoint CSC-LAWYERS INCORPORATING SERVICE to be statutory agent to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served. The complete address of the agent is: 16 East Broad Street, Columbus, Ohio 43215
NOTE: P.O: Box addresses are not acceptable.
/s/ Gayle Jenkins (Incorporator)
Gayle Jenkins
Sole Incorporator

ACCEPTANCE OF APPOINTMENT
The undersigned, CSC-LAWYERS INCORPORATING SERVICE named herein as the statutory agent for QHG of Barberton, Inc. hereby acknowledges and accepts the appointment of statutory agent for said corporation.
/s/ D.W. Junker
Name: D.W. Junker, Statutory Agent
D. W. Junker, CSC-Lawyers Incorporating Service
INSTRUCTIONS
1. Profit and non-profit articles of incorporation must be accompanied by an original appointment of agent R.C. 1701.07(B). 1702.06(B).
2. The statutory agent for a corporation may be (a) a natural person who is resident of Ohio or (b) an Ohio corporation or a foreign profit corporation licensed in Ohio which has a business address in this state and is explicitly authorized by its articles of incorporation to act as a statutory agent R.C. 1701.07(A) 1702.06(A).
3. An original appointment of agent form must be signed by at least a majority of the incorporators of the corporation R.C. 1701.07(B) 1702.06(B). These signatures must be the same as the signatures on the articles of incorporation
QUORUM
QUORUM HEALTH GROUP, INC.
103 CONTINENTAL PLACE
BRENTWOOD, TN 37027
615-371-7979
615-371-4788 FAX
July 19, 1996
Ohio Secretary of State
30 East Broad Street, 14th Floor
Columbus, OH 43266-0418
Re: QHG of Massillon, Inc.
Articles of Incorporation
Dear Sir/Madam:
Enclosed for filing are the Articles of Incorporation for QHG of Massillon, Inc. and the Original Appointment of Statutory Agent. A check in the amount of $100.00 is also enclosed as payment for the filing fee. Please forward the Certificate of Existence and the file stamped copies to:

3

Janet Marzullo, Legal Dept.
QHG of Massillon, Inc.
103 Continental Place
Brentwood, TN 37027
Thank you for your assistance with this filing.
Sincerely,

Janet A. Marzullo
Paralegal

Enclosures

4